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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549





                                    FORM 8-K





                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                JANUARY 11, 1999





                              THOR INDUSTRIES, INC.
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)




        Delaware                      1-9235                     93-0768752
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(State of Incorporation)   (Commission File Number)            (IRS Employer
                                                             Identification No.)



  419 West Pike Street         Jackson Center, Ohio                 45334-0629
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  (Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code:   937/596-6849


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Item 5.       Other Events
              ------------


           In December 1998, Overland Custom Coach commenced litigation in the Civil Court of London, Ontario, Canada, against registrant, several of its subsidiaries and an employee of registrant requesting monetary damages for breach of contract (approximately $1,000,000), exemplary and punitive damages and injunctive relief claiming damage in excess of $25,000,000 relating to the production of a low floor bus formerly manufactured by registrant's General Coach America, Inc. subsidiary. The litigation arises out of the termination of an agreement between General Coach and Overland relating to the production of the Elf bus. Registrant intends to move for dismissal of the litigation on various grounds including lack of jurisdiction over registrant and its other non-Ontario based subsidiaries. Registrant believes that the claims for loss of future profits and exemplary damages are without merit and that it has adequate defenses and counterclaims to the breach of contract action.





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                                   SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THOR INDUSTRIES, INC.


                              /s/ Walter L. Bennett
                              -----------------------------------
                              By: Walter L. Bennett
                                   Senior Vice President (Finance),
                                   Chief Administrative Officer






Date:   January 12, 1999